UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2011

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5397 (Commission File Number)	22-1467904 (IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code:  (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 8, 2011. There were present at the meeting, either in person or by proxy, holders of 409,600,927 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors to hold office for the ensuing fiscal year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Gregory D. Brenneman	339,383,001	9,886,048	60,331,878
Leslie A. Brun	343,758,563	5,510,486	60,331,878
Gary C. Butler	347,882,633	1,386,416	60,331,878
Richart T. Clark	347,432,086	1,836,963	60,331,878
Eric C. Fast	341,007,359	8,261,690	60,331,878
Linda R. Gooden	345,057,759	4,211,290	60,331,878
R. Glenn Hubbard	337,351,804	11,917,245	60,331,878
John P. Jones	342,751,951	6,517,098	60,331,878
Enrique T. Salem	348,131,180	1,137,869	60,331,878
Gregory L. Summe	342,516,608	6,752,441	60,331,878

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2011 were as follows:

For	Against	Abstained
397,978,351	10,256,074	1,366,502

The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstained	Broker Non-Votes
327,539,032	19,557,813	2,172,204	60,331,878

The results of the advisory vote on the frequency of future non-binding advisory votes on executive compensation of our Named Executive Officers were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
277,124,368	1,713,361	69,364,466	1,066,854	60,331,878

The Registrant has considered the advisory vote on the frequency of future advisory votes on executive compensation, and determined that it will hold an advisory vote on executive compensation every year until the next vote on frequency of advisory votes on executive compensation, which will occur no later than the Registrant’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2011

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti Title: Vice President